Exhibit 10.1

Execution Version

PURCHASE AND SPONSOR HANDOVER AGREEMENT

This PURCHASE AND SPONSOR HANDOVER AGREEMENT (this “Agreement”) is dated as of February 15, 2024, by and among Blufire Capital Limited, an Abu Dhabi private company limited by shares, (the “New Sponsor”), Future Health ESG Corp., a Delaware corporation (the “SPAC”), Future Health ESG Associates 1, LLC, an Indiana limited liability company (the “Sponsor”). Each of the New Sponsor, the SPAC and the Sponsor are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

WHEREAS, the SPAC is a special purpose acquisition company that closed on its initial public offering on September 14, 2021, with 15 months to complete an initial business combination;

WHEREAS, the SPAC initially received an extension of the time to complete an initial business combination from December 14, 2022 to December 31, 2023 (the “Initial Extension”), and subsequently further extended to December 31, 2024 (the “Additional Extension” and, together with the Initial Extension, the “Extensions”);

WHEREAS, as of the date of this Agreement, the SPAC has not completed an initial business combination;

WHEREAS, in connection with the Initial Extension, the SPAC declared a special warrant dividend to all public holders of record of the SPAC’s common stock as of the record date of March 21, 2023 and the SPAC issued 1,591,537 warrants;

WHEREAS, in connection with the Additional Extension, the Company entered into a Non-Redemption Agreement, dated December 28, 2023, with a certain public stockholder of the SPAC, and such stockholder agreed to reverse its previously requested redemption of 800,000 shares of the Company’s common stock and to not request redemption in connection with the Additional Extension;

WHEREAS, in connection with the redemptions for the Initial Extension and the Additional Extension, an aggregate of 19,063,553 shares of the SPAC’s common stock, par value $0.0001 per share, were redeemed, and the SPAC has recorded a liability of $70,234 to pay any excise tax that remains unpaid as of the date of this Agreement;

WHEREAS, the board of directors of the SPAC has appointed Jesvin Kaur, an affiliate of New Sponsor (the “Officer Designee”), to be the Chief Operating Officer of the SPAC, effective as of the date hereof and prior to the entry into this Agreement by the Parties;

WHEREAS, the Sponsor, together with the anchor investors, own an aggregate of 5,000,000 shares of the SPAC’s common stock (“Founder Shares”), and the Sponsor owns 6,375,000 private placement warrants (the “Warrants”);

WHEREAS, the New Sponsor proposes to complete a sponsor handover transaction, whereby the New Sponsor shall become the sponsor of the SPAC and shall use its best efforts to consummate a business combination;

WHEREAS, the SPAC and the Sponsor have determined that the New Sponsor offers the SPAC the best chance to consummate a business combination and that it is in the best interests of the SPAC and the Sponsor to enter into this Agreement;

WHEREAS, in accordance with the terms and conditions of this Agreement, the New Sponsor will acquire the SPAC Securities (as defined below) from the Sponsor and anchor investors in exchange for assuming the liabilities of the SPAC specified herein and, the Sponsor and anchor investors will transfer and assign 3,020,202 Founder Shares and 3,875,000 Warrants held by the Sponsor and anchor investors (the “SPAC Securities”) to the New Sponsor; and

WHEREAS, following Closing (as defined below), the Sponsor and anchor investors shall retain 1,979,798 Founder Shares in the aggregate and the Sponsor shall retain 2,500,000 Warrants.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.             Purchase and Sale.

(a)             Upon satisfaction or waiver of the conditions to closing of this Agreement, at the closing (the “Closing”) of the transactions contemplated hereby, (i) the New Sponsor shall assume all of the liabilities of the SPAC and the Sponsor to the parties specified on Exhibit A in an aggregate amount of approximately $500,000 (the “Assumed Liabilities”); and (ii) the Sponsor shall, and shall cause the anchor investors to, transfer and assign to the New Sponsor all right, title and interest in and to the SPAC Securities, and the SPAC shall record such transfer in its books and records. The New Sponsor shall be responsible for payment of all ongoing expenses associated and expected for the consummation of an initial business combination, the costs and expenses of the SPAC incurred in the ordinary course of business or in connection with this Agreement and the transactions and filings contemplated herein through the date of the Closing. The Parties understand and agree that the amounts of the liabilities of the SPAC and the Sponsor shown on Exhibit A are the amounts of such liabilities as of a recent practicable date prior to the date hereof that have been invoiced to or accrued by the SPAC and represent the entire amount of the Assumed Liabilities.

(b)             Upon the execution of a letter of intent to enter into a business combination with a potential target, the New Sponsor shall pay to Sponsor and anchor investors $250,000.

(c) Subject to the closing conditions of this Agreement, the Closing shall take place on March 1, 2024, or on such other date as the Parties agree in writing.

2.             Agreements of the New Sponsor.

(a)             The New Sponsor shall use its best efforts to, upon the filing with the Securities and Exchange Commission (“SEC”) of any definitive proxy statement of the SPAC for a special meeting of stockholders, (i) include a proposal to amend the SPAC organizational documents to change the name of the SPAC to a name to be selected by the New Sponsor (the “SPAC Name Change”), (ii) obtain the approval of the proposals set forth in the definitive proxy statement of the SPAC by the affirmative vote of the holders of the requisite number of common stock of the SPAC entitled to vote thereon, whether in person or by proxy at the shareholders meeting (or any adjournment thereof), in accordance with the SPAC organizational documents and applicable law, and (iii) following receipt of the approval described in clause (ii), complete the SPAC Name Change and change the “tickers” under which each of SPAC’s securities trades on The Nasdaq Stock Market LLC (“Nasdaq”) to different “tickers” to be selected by the New Sponsor.

(b)             The New Sponsor hereby agrees that, with effect from the Closing, the New Sponsor (x) assumes and shall be bound by the Relevant Restrictions (as defined below) and (y) agrees to join as a party to that certain letter agreement, dated as of September 14, 2021, entered into among the Sponsor, the SPAC and the officers and directors of the SPAC (the “Letter Agreement”) and assumes the obligations of the Sponsor thereunder (the “Joinder”), and (z) shall cause each of the directors and officers of the SPAC selected by the New Sponsor to enter into the Joinder.

(c)             Prior to the consummation of any business combination transaction by the SPAC, the New Sponsor shall obtain and pay for commercially reasonable run-off or “tail” directors and officers liability insurance policy coverage and each of the Indemnitees (as defined below) shall be beneficiaries of such policy.

(d)             The New Sponsor shall, as of and after the date that the Closing occurs (the “Closing Date”), (i) be responsible for all costs, fees and expenses of the New Sponsor and the SPAC, (ii) be responsible for making all regulatory filings related to the SPAC and (iii) represent itself as the sponsor entity associated with the SPAC.

(e)             Immediately following the Closing, the New Sponsor shall cause the SPAC to file with the SEC a Current Report on Form 8-K (the “Relevant Form 8-K”) disclosing the following in the manner required by rules promulgated by the SEC: (i) the completion of the transactions contemplated by this Agreement, (ii) the resignation and appointment of new officers and directors of the SPAC who have resigned or been appointed on or prior to such date, and (iii) such other material information required to be publicly disclosed pursuant to the rules and regulations of the SEC and Nasdaq, in a form reasonably acceptable to the Sponsor.

(f)              Each of the Parties agree that the provisions of each of the indemnity agreements dated September 14, 2021, entered into between the SPAC and each of the current and former directors and officers of the SPAC (each an “Indemnitee” and, each such agreement, the “Indemnity Agreements”) shall remain in full force and effect notwithstanding any such resignation. Each of the Parties agree that, notwithstanding any provision of the Indemnity Agreements, each Indemnity Agreement shall continue to be binding and remain in full force and effect after any indemnitee thereunder has ceased to serve as a director or officer of the SPAC, and New Sponsor shall cause the Indemnitee Agreements to remain in full force and effect, without any amendment or modification thereto, until the closing of an initial business combination or liquidation of the SPAC.

(g)             The New Sponsor hereby agrees to indemnify and hold harmless the Sponsor upon terms that are the same as the Indemnity Agreements as if the New Sponsor was “the Company” referred to in the Indemnity Agreements and as if the Sponsor was the “indemnitee” under the Indemnity Agreements.

(h)             If any Indemnitee under an Indemnity Agreement, or the Sponsor under the provisions of Section 2(f) of this Agreement, gives notice to the SPAC or the New Sponsor of a Proceeding (as defined below) then, at the request of such Indemnitee or the Sponsor, as applicable, the SPAC and the New Sponsor shall (at the cost and expense of the SPAC or the New Sponsor) defend, prosecute, contest, resist, litigate and appeal such Proceeding vigorously, diligently, expeditiously and in good faith to final conclusion or settlement of such Proceeding and shall keep such Indemnitee or Sponsor fully informed of the status thereof; provided that the SPAC and the New Sponsor shall not enter into any settlement of any Proceeding in which the SPAC or the New Sponsor is (or would be if joined in such Proceeding) jointly liable with such Indemnitee or the Sponsor unless such settlement provides for a full and final release of all claims asserted against any such Indemnitee or the Sponsor. As used above “Proceeding” means any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether of a civil (including intentional or unintentional tort claims), criminal, administrative, or investigative or related nature.

(i)              The New Sponsor shall procure that if, at any time, the Sponsor seeks to surrender for no consideration any fully paid shares in the SPAC (or in any successor company following an initial business combination), the directors of the SPAC (or such successor) shall accept such surrender.

(j)              The New Sponsor shall procure, that in connection with an initial business combination entered into by the SPAC, the Sponsor and anchor investors shall have the benefit of demand piggyback and shelf registration rights with respect to any securities of the SPAC (or any successor company following an initial business combination) that are owned by the Sponsor, any anchor investors or any members of the Sponsor on terms that are at least as favorable as those granted to the New Sponsor in connection with any such business combination.

(k)             The New Sponsor shall procure, that in connection with an initial business combination entered into by the SPAC, any securities of the SPAC (or any successor company following an initial business combination) that are owned by the Sponsor and anchor investors or any members of the Sponsor shall be subject to lock up provisions that are at least as favorable as those applicable to the securities held by New Sponsor in connection with any such business combination.

(l)              The New Sponsor hereby agrees to assume responsibility, including paying any necessary costs, for meeting Nasdaq minimum shareholder requirements before the Nasdaq hearing on March 5th, 2024.

3.             Management Transition.

(a)             The SPAC acknowledges and agrees that (i) the existing directors and officers (other than the Officer Designee) of the SPAC as of the date of this Agreement shall resign from their respective positions as directors and officers of the SPAC, provided that Travis Morgan shall remain as the Chief Financial Officer of the SPAC after the Closing until the filing by the SPAC of its Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and (ii) the candidates designated by the New Sponsor (including the Officer Designee) and consented to by the SPAC (which consent shall not be unreasonably withheld) (collectively, the “New Sponsor Designees”) shall be appointed as directors and officers of the SPAC in connection with the Closing.

(b)             The Parties acknowledge and agree that the replacement of the directors of the SPAC cannot take effect until ten days after the mailing of an information statement to the SPAC shareholders in accordance with the requirements of Section 14(f) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 14f-1 under the Exchange Act (the “Schedule 14F”). Each of the Parties shall use its best efforts to prepare and coordinate the filing of the Schedule 14F with the SEC as promptly as reasonably practicable following the date of this Agreement.

4.             Consent and Release. By their execution of this Agreement, the SPAC and the Sponsor hereby consent to the purchase and sale of the SPAC Securities as contemplated herein and release the Sponsor from its obligations under the Assumed Liabilities and from its obligations to the SPAC or the New Sponsor, if any, under the Letter Agreement (other than the restrictions on transfer of securities contained in Section 7 thereof), the Indemnity Agreements, and any other relevant agreements in respect of the SPAC Securities (the “Relevant Agreements”).

5.             Limitation on Transfer. The New Sponsor acknowledges and agrees that the SPAC Securities are (i) “restricted securities” under U.S. securities laws, (ii) subject to the limitations on transfer contained in the Letter Agreement and referred to in Section 11 of this Agreement, and (iii) are in book entry form, registered on registers maintained by or on behalf of the SPAC and are not cleared in DTC or any other clearing system.

6.             Representations and Warranties. Each Party hereby represents and warrants to each other Party, as of the date of this Agreement and as of the Closing Date, that:

(a)             such Party has the power and authority to execute and deliver this Agreement and to carry out its obligations hereunder;

(b)             the execution, delivery and performance by each Party of this Agreement and the consummation of the purchase and sale of the SPAC Securities as contemplated herein have been duly authorized by all necessary action on the part of such Party, and no further approval or authorization is required on the part of such Party;

(c)             this Agreement will be valid and binding on each Party and enforceable against such Party in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity; and

(d)             except for the consents provided in Section 4 and as contemplated by Section 9(a), no third-party consents to the transfer of the SPAC Securities as contemplated herein are required by virtue of the Sponsor’s ownership of the SPAC Securities.

7.             Additional Representations and Warranties of the Sponsor. Sponsor represents and warrants to the New Sponsor, as of the date of this Agreement and as of the Closing Date, that:

(a)             the Sponsor is conveying to the New Sponsor good and marketable title to the SPAC Securities free and clear of all liens and encumbrances arising from the Sponsor’s ownership of the SPAC Securities, except as provided in Section 6 above and in the Relevant Agreements; and

(b)             after giving effect to the transactions contemplated by this Agreement, the capitalization of the SPAC is as set forth on Exhibit C.

(c)             (i) the amounts of the liabilities of the SPAC shown on Exhibit A are the amounts that have been invoiced to or accrued by the SPAC as of a recent practicable date prior to the date of this Agreement, (ii) to the knowledge of the Sponsor, there are no material liabilities of the SPAC to the parties shown on Exhibit A other than the costs and expenses of the SPAC incurred in the ordinary course of business or in connection with this Agreement and the transactions and filings contemplated herein and (iii) except as set forth on Exhibit A, Sponsor has no agreement with any third party to pay, or cause the SPAC to pay any fee contingent on consummation of a business combination.

8.             Additional Representations and Warranties of the New Sponsor. The New Sponsor represents and warrants to the Sponsor, as of the date of this Agreement and as of the Closing Date, that:

(a)             the New Sponsor and its professional advisors have been furnished with all materials relating to the business, finances and operations of the SPAC and the Sponsor and other information the New Sponsor deemed material to making an informed investment decision regarding its purchase of the SPAC Securities, which have been requested by the New Sponsor and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the SPAC and the Sponsor concerning the terms and conditions of the offering of the SPAC Securities and the merits and risks of investing in the membership interest; (ii) access to information about each of the SPAC and the Sponsor and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that each of the SPAC and the Sponsor possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The New Sponsor has such knowledge, sophistication and experience in investing, business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in such SPAC Securities and has so evaluated the merits and risks of such investment. The New Sponsor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of such SPAC Securities. Without limiting the foregoing, the New Sponsor has carefully considered the potential risks relating to each of the SPAC and the Sponsor and a purchase of such membership interest, and fully understands that the SPAC Securities are a speculative investment that involves a high degree of risk of loss of the New Sponsor’s entire investment and the New Sponsor is able to bear the economic risk of an investment in the membership interest and, at the present time, is able to afford a complete loss of such investment;

(b)             Other than an agreement between New Sponsor and Chardan Capital Markets, LLC pursuant to which Chardan will receive 250,000 shares of common stock and 250,000 warrants to purchase shares of common stock, no person acting on behalf of the New Sponsor is entitled to or has any claim for any financial advisory, brokerage or finder’s fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby;

(c)             the New Sponsor is in compliance with the regulations administered by the U.S. Department of the Treasury (“Treasury”) Office of Foreign Assets Control; (ii) the New Sponsor, its parents, subsidiaries, affiliated companies, officers, directors and partners, its stockholders, owners, employees, and agents, are not on the List of Specially Designated Nationals and Blocked Persons maintained by Treasury and have not been designated by Treasury as a financial institution of primary money laundering concern subject to special measures under Section 311 of the USA PATRIOT Act, Pub. L. 107-56; and (iii) the funds to be used to acquire the SPAC Securities are not derived from activities that contravene applicable anti-money laundering laws and regulations; (iv) the New Sponsor is in compliance in all material respects with applicable anti-money laundering laws and regulations and has implemented anti money laundering procedures that are designed to comply with applicable anti-money laundering laws and regulations, including, as applicable, the requirements of the Bank Secrecy Act, as amended by the USA PATRIOT Act, Pub. L. 107 56;

(d)             the Officer Designee is an “affiliate” (as defined by Rule 405 of the Securities Act) of the New Sponsor;

(e)             the information in relation to the New Sponsor and the Designees (as defined in the Schedule 14F) included in the Schedule 14F shall be true and accurate; and

(f)              the New Sponsor has received or will receive the written consent of the Designees identified in the Schedule 14F to the inclusion of their names and biographical information therein.

9.             Conditions to Closing.

(a)             Each of the underwriters of the SPAC’s initial public offering shall have (i) waived in writing in full its right to receive the deferred underwriting fee and any other amounts or rights it may have against any surviving entity in the initial business combination pursuant to the underwriting agreement dated September 9, 2021 in exchange for 300,000 shares of the SPAC’s common stock or shares in any surviving entity; and (ii) waived its rights under such underwriting agreement regarding the transfer of SPAC securities.

(b)             At the Closing, as certified in a manager’s certificate of the Sponsor addressed to the New Sponsor, the SPAC shall have paid all outstanding invoices, expenses, liabilities, taxes, debt or other payment obligations of the SPAC incurred prior to the Closing, other than the Assumed Liabilities, or such invoices, expenses, liabilities, taxes, debt or other payment obligations have otherwise been waived.

(c)             Effective as of the Closing, (i) each of the directors and officers (other than the Officer Designee and Travis Morgan) of the SPAC as of the date of this Agreement shall have resigned and (ii) each of the applicable New Sponsor Designees shall have been appointed to the board of the SPAC, and such appointments shall have become effective in compliance with the requirements of Section 14(f) of the Exchange Act and Rule 14f-1 under the Exchange Act.

(d)             The Joinder shall have been executed by the New Sponsor and each of the New Sponsor Designees.

(e)             Sponsor shall turn over control of the website for the SPAC at www.fhesg.com to the control of New Sponsor.

(f)             The SPAC shall have reached a written agreement with McDermott Will & Emery LLP (“MWE”) to reduce their deferred legal fees to $500,000 with such amount due only upon the closing of an initial business combination.

(g)             The SPAC shall have terminated the commercial relationships specified on Exhibit B.

10.           Release of Sponsor. Each of the SPAC and the New Sponsor, for itself and each of its direct and indirect affiliates, parent corporations, subsidiaries, subdivisions, successors, predecessors, members, shareholders and assigns (collectively the “Releasors”), hereby (i) releases, acquits and forever discharges the directors and officers of the SPAC as of the date of this Agreement and the Sponsor and each of their direct and indirect affiliates, parents, subsidiaries, subdivisions, successors, predecessors, members, shareholders, and assigns, and their present and former officers, directors, legal representatives, employees, agents and attorneys, and their heirs, executors, administrators, trustees, successors and assigns (the parties so released, herein each a “Releasee” and collectively, the “Releasees”) of and from any and all causes of actions, claims, suits, liens, losses, damages, judgments, demands, liabilities, rights, obligations, costs, expenses, and attorneys’ fees of every nature, kind and description whatsoever, at law or in equity, whether individual, class or derivative in nature, whether based on federal, state or foreign law or right of action, mature or unmatured, accrued or not accrued, known or unknown, fixed or contingent, which the Releasors ever had, now have or hereafter can, shall or may have against any Releasees relating to the SPAC that accrued or may have accrued prior to the Closing Date (collectively, the “Released Claims”) and (b) covenants not to institute, maintain or prosecute any action, claim, suit, complaint, proceeding or cause of action or any kind to enforce any of the Released Claims; provided that nothing contained in this Section 10 shall release, waive, discharge, relinquish or otherwise affect the rights or obligations of any person with respect to claims involving fraud, gross negligence and willful misconduct of a Releasee with regard to any representation or warranty or the breach of any covenant of a Releasee under this Agreement. In any litigation arising from or related to an alleged breach of this Section 10, this Agreement may be pleaded as a defense, counterclaim or crossclaim, and shall be admissible into evidence. Each the SPAC and the Releasor expressly covenants and agrees that the release granted by it in this Section 10 shall be binding in all respects upon the Releasors and shall inure to the benefit of the successors and assigns of the Releasees, and agrees that the Releasees shall have no further liabilities or obligations to the Releasors, except as provided in this Agreement. Excluded from the foregoing releases are any claims relating to or arising from the enforcement of this Agreement.

11.           Acknowledgements. Each Party acknowledges and agrees that the transfer has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or under any state securities laws and the New Sponsor represents that it:

(a)             is acquiring the SPAC Securities pursuant to an exemption from registration under the Securities Act with no present intention to distribute them to any person, including any distribution in violation of the Securities Act or any applicable U.S. state securities laws;

(b)             will not sell or otherwise dispose of any of the SPAC Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws and in accordance with any limitations set forth in any agreements described in the Prospectus dated September 9, 2021 relating to the initial public offering of the SPAC (collectively, the “Relevant Restrictions”);

(c)             has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the SPAC Securities and of making an informed investment decision, and has conducted a review of the business and affairs of the SPAC that it considers sufficient and reasonable for purposes of making the transfer; and

(d)             is an “accredited investor” (as defined by Rule 501 of the Securities Act).

12.           Injunctive Relief. It is hereby understood and agreed that damages shall be an inadequate remedy in the event of a breach by any Party of any covenants or obligations herein, and that any such breach by a Party will cause the other Parties great and irreparable injury and damage. Accordingly, the breaching Party agrees that the other Parties shall be entitled, without waiving any additional rights or remedies otherwise available to such other Parties at law or in equity or by statute, to injunctive and other equitable relief in the event of a breach or intended or threatened breach by the breaching Party of any of said covenants or obligations.

13.           Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such provision(s) had never been contained herein, provided that such provision(s) shall be curtailed, limited or eliminated only to the extent necessary to remove the invalidity, illegality or unenforceability in the jurisdiction where such provisions have been held to be invalid, illegal, or unenforceable.

14.           Titles and Headings. The titles and section headings in this Agreement are included strictly for convenience purposes.

15.           No Waiver. It is understood and agreed that no failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

16.           Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to its conflicts of laws rules. Each of the Parties (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

17.           WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.

18.           Entire Agreement. This Agreement contains the entire agreement between the Parties and supersedes any previous understandings, commitments or agreements, oral or written, with respect to the subject matter hereof. No modification of this Agreement or waiver of the terms and conditions hereof shall be binding upon either Party, unless mutually approved in writing.

19.           Counterparts. This Agreement may be executed in counterparts (delivered by email or other means of electronic transmission), each of which shall be deemed an original and which, when taken together, shall constitute one and the same document.

20.           Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by email or other electronic means, with affirmative confirmation of receipt, (iii) one business day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three business days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice).

If to the New Sponsor:	Blufire Capital Limited
2420Rescowork07, 24
Al Sila Tower
Abu Dhabi Global Market
Al Maryah Island, Abu Dhabi, UAE

Attn: Narinder Singh
Email: narinder@blufirecap.com

With a copy to:	Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue, Suite 900
Washington, DC 20001
Attn: Andrew M. Tucker
Email: andy.tucker@nelsonmullins.com

If to the SPAC	Future Health ESG Corp.
8 The Green, Suite 12081
Dover, DE 19901
Attn: Travis Morgan
Email: info@fhesg.com

If to the Sponsor	Future Health ESG Associates 1, LLC
8 The Green, Suite 12081
Dover, DE 19901

Attn: Travis Morgan
Email: info@fhesg.com

With a copy to:	McDermott Will & Emery LLP
One Vanderbilt Avenue
New York, New York 10017

Attn: Ari Edelman
Email: aedelman@mwe.com

21.           Binding Effect; Assignment; Survival. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other Parties, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder. For the avoidance of doubt, the terms of this Agreement shall survive the consummation of the Closing.

22.           Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in or be deemed to have been executed for the benefit of, any person that is not a Party hereto or thereto or a successor or permitted assign of such a Party, except that each of the parties to the Indemnity Agreements shall be entitled to enforce the provisions of this Agreement against the SPAC and the New Sponsor.

23.           Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may not have an adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered, all as of the date first written above.

NEW SPONSOR:

Blufire Capital Limited

By:	/s/ Narinder Singh
Name:	Narinder Singh
Title:	Authorized Signatory

SPAC:

Future Health ESG Corp.

By:	/s/ Travis A. Morgan
Name:	Travis A. Morgan
Title:	Chief Financial Officer

SPONSOR:

Future Health ESG Associates 1, LLC

By:	/s/ Travis A. Morgan
Name:	Travis A. Morgan
Title:	Manager

[Signature Page to Purchase and Sponsor Handover Agreement]

EXHIBIT A

Schedule of Assumed Liabilities

EXHIBIT B

Commercial Relationships to be Terminated

EXHIBIT C

CAPITALIZATION